EXHIBIT 5
                                                                 ---------


     SCHIFF HARDIN & WAITE
     6600 Sears Tower, Chicago, Illinois 60606
     (312) 258-5500
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                                                        April 9, 1999



     Securities and Exchange Commission
     Judiciary Plaza
     450 Fifth Street, N.W.
     Washington, D.C.  20549

              RE: ARVIN INDUSTRIES, INC. -- REGISTRATION OF 1,200,000 COMMON SHARES, PAR VALUE $2.50 PER SHARE, ON FORM S-8
                      -----------------------------------------------------

     Ladies and Gentlemen:

             We have acted as counsel to Arvin Industries, Inc., an Indiana corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-8 (the "Registration Statement") covering 1,200,000 Common Shares, $2.50 par value per share (and the Preferred Share Purchase Rights attached thereto) of the Company (the "Shares") to be issued under the Arvin Industries, Inc. Employee Stock Benefit Plan (the "Plan").

              In this connection we have made such investigation and have examined such documents as we have deemed necessary in order to enable us to render the opinion contained herein.

              Based upon the foregoing, it is our opinion that the 1,200,000 Shares, when issued in accordance with the terms of the Plan, and pursuant to the Registration Statement, will be legally issued, fully paid and nonassessable.

              We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,

                                         SCHIFF HARDIN & WAITE


                                         By: /s/ Frederick L. Hartmann
                                             -------------------------------
                                             Frederick L. Hartmann